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                             EXHIBIT NO. 11

          Advanced Communications Group, Inc. and Subsidiaries
          ----------------------------------------------------

                                COMPUTATION OF EARNINGS PER SHARE
                                           (Unaudited)
(In thousands, except per share amounts)                       Pro forma                       Actual
                                                       ------------------------      -------------------------
                                                       March 31,      March 31,      March 31,       March 31,
                                                         1998           1997           1998            1997
                                                       ---------      ---------      ---------       ---------
Earnings Per Share:
-------------------

Average number of common shares outstanding              19,625         19,625         15,269          8,228

Assumed conversion of note payable                          143            143             --             --
Assumed conversion of preferred stock                       143            143             --             --
Assumed exercise of options
  (treasury stock method)                                 1,209          1,209             --             --
                                                        -------        -------        -------        -------

Shares for diluted computation                           21,120         21,120         15,269          8,228
                                                        =======        =======        =======        =======

Net income (loss) earnings                              $  (600)       $   261        $(1,124)       $  (270)
                                                        =======        =======        =======        =======

Basic earnings per share                                $  (.03)       $   .01        $  (.07)       $  (.03)
                                                        =======        =======        =======        =======

Diluted earnings per share                              $  (.03)       $   .01        $  (.07)       $  (.03)
                                                        =======        =======        =======        =======


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